Exhibit 99.9

WRIGHT MEDICAL GROUP, INC.

1023 CHERRY ROAD

MEMPHIS, TN 38117

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M80180-S32707	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WRIGHT MEDICAL GROUP, INC.

The Board of Directors recommends you vote FOR the following:	For	Against	Abstain

1.     PROPOSAL to adopt the agreement and plan of merger, dated as of October 27, 2014, among Wright Medical Group, Inc., Tornier N.V., Trooper Holdings Inc. and Trooper Merger Sub Inc. and approve the Merger of Trooper Merger Sub Inc. with and into Wright, with Wright as the surviving corporation and an indirect, wholly-owned subsidiary of Tornier N.V.

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2. PROPOSAL to approve, on a non-binding advisory basis, specified compensatory arrangements between Wright and its named executive officers relating to the proposed merger with Tornier.	☐	☐	☐

3.     PROPOSAL to approve any motion to adjourn the special meeting, or any adjournment thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby.

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NOTE: Shareholders also will transact any other business that properly comes before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Combined Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus are available at www.proxyvote.com.

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M80181-S32707

WRIGHT MEDICAL GROUP, INC.

Special Meeting of Shareholders

June 18, 2015

This proxy is solicited on behalf of our Board of Directors

The special meeting of shareholders of Wright Medical Group, Inc. (the “Company”) will be held at 1023 Cherry Road, Memphis, Tennessee 38117, on June 18, 2015 beginning at 10:00 a.m. (Central Time). The undersigned hereby acknowledges receipt of the combined notice of special meeting of shareholders and proxy statement/prospectus dated May 11, 2015, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the shareholders at the meeting.

The undersigned hereby appoints Robert J. Palmisano and Lance A. Berry, and each of them attorneys and agents, with full power of substitution, to vote, as the undersigned’s proxy, all the shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.